7

WHEN RECORDED MAIL TO

COPY of Document Recorded
07-1693015 7/11/07
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Original will be returned when
processing has been completed.
Los Angeles COUNTY REGISTRAR-RECORDER

EMVELCO CORP.
468 N. CAMDEN DR. # 315
BEVERLY HILLS, CA, 90210

(HARPER)

ASSESSOR PARCEL NO. 5514-008-002

[Space Above This Line For Recording Data]

ALL-INCLUSIVE PURCHASE MONEY DEED OF TRUST WITH ASSIGNMENT OF RENTS

THIS DEED OF TRUST (herein "Instrument") is made on **July 5, 2007** among the Trustor, **EMVELCO RE CORP., A NEVADA CORPORATION**, (herein "Borrower"), **FIDELITY NATIONAL TITLE COMPANY** (herein "Trustee"), and the Beneficiary, **EMVELCO CORP., A Delaware Corporation**, and whose address is **468 N. Camden Dr. Suite # 315 Beverly Hills, Ca., 90210** (herein"Lender")

WITNESSETH: That trustor IRREVOCABLY GRANTS, TRANSFERS AND ASSIGNS to TRUSTEE INTRUST WITH POWER OF SALE,

The real property in the City of LOS ANGELES, County of LOS ANGELES, State of California, described as follows:

LOT 15 OF TRACT NO 6790, IN THE CITY OF LOS ANGELES, COUNTY OF LOS ANGELES, STATE OF CALIFORNIA, AS PER MAP RECORDED IN BOOK 74, PAGE 32 OF MAPS, IN THE OFFICE OF THE COUNTY RECORDER OF SAID COUNTY.

which has the address of **360 N. HARPER AVENUE, LOS ANGELES, CA 90048**

Trustor ALSO ASSIGNS to Beneficiary, all rents issues and profits from said real property RESERVING, HOWEVER, the right to collect and use the same as long as there is no existing default hereunder, and DOES HEREBY AUTHORIZE Beneficiary to collect and recover the same in the name of Trustor or his successor in interest by use of any lawful means.

Initials Y.A. (PO)

ASSESSOR PARCEL NO. 5514-008-002

FOR THE PURPOSE OF SECURING:

(1) The repayment of the indebtedness evidenced by Trustor's All Inclusive Promissory Note dated **July 5, 2007** Payable to Beneficiary or order hereinafter referred to as "the NOTE" ; in the principal sum of **ONE MILLION NINE HUNDRED THOUSAND AND 00/100 US Dollars ($1,900,000.00)**, with interest thereon, with the balance of the indebtedness, if not sooner paid, due and payable on **AUGUST 5TH, 2010** and all renewals, extensions and modifications thereof;

(2) Payment of any additional sums and advances hereafter made by Beneficiary or his assignee to or for the benefit of Trustor or his successor in ownership of the real property encumbered hereby:

(3) Performance of each agreement of Trustor incorporated by reference or contained herein.

This is an All-inclusive Deed of Trust and is subject and subordinate to the following Deed(s) of Trust now of record securing certain notes (hereinafter called "Underlying Notes") the unpaid principal balance of which is included in the Note and which the Beneficiary herein has agreed to pay as per the terms thereof PROVIDING Trustor is not in default in the payment of the Note securing this Deed of Trust:

a) Deed of Trust dated and recorded in the Office of the Recorder of LOS ANGELES County, State of CALIFORNIA on **FEBRUARY 9TH, 2007** As Instrument NO 2007- 0285603 executed by **YOSSI ATTIA, a Married man, as his Sole and Separate Property** As Trustor in which **EAST WEST BANK** Is named as Beneficiary and **EAST WEST INVESTMENT INC. A California Corporation** As Trustee securing a promissory Note in the original principal sum of **ONE MILLION FIVE HUNDRED THIRTY FIVE THOUSAND 00/100 US DOLLARS ($1,535,000.00)** in favor of said Beneficiary

TRUSTOR AND BENEFICIARY MUTUALLY AGREE:

1) In the event of default by Beneficiary:

Should the within Beneficiary default in payment of any installments due under any said prior Deed of Trust, the Trustor herein may make said payments, including late charges, penalties, and/or advances, direct to the Beneficiary of said prior Deed of Trust and any and all payments so made shall be credited against the installments due on the Note secured by this Deed of Trust.

2) In the event of default by Trustor:

Any demand hereunder delivered by Beneficiary to Trustee for the foreclosure of the lien of this Deed of Trust may be not more than the sum of the following amounts:

a. The difference between the then unpaid balance of principal and interest on the Note secured by hereby and the then unpaid balance of principal and interest on the Underlying Note(s); and

b. The aggregate of all amount theretofore paid by Beneficiary pursuant to the terms of this Deed of Trust prior to the date of such foreclosure sale, for taxes and assessments, insurance premium, delinquency charges, foreclosure costs, and any other sums advanced by Beneficiary pursuant to the terms of this Deed of Trust, to the extent the same were not previously repaid by Trustor or Beneficiary; and

c. The costs of foreclosure hereunder; plus attorneys fees and costs incurred by Beneficiary in enforcing this Deed of Trust or the Note secured hereby as permitted by law.

Initials Y.A. DP

ASSESSOR PARCEL NO. 5514-008-002

Notwithstanding any provision to the contrary herein contained, in the event of a Trustee's sale in furtherance of the foreclosure of this Deed of Trust the balance then due on the Note secured hereby, for the purposes of Beneficiary's demand shall be reduced by the unpaid balance, if any of principal and interest then due on the Note(s) secured by the prior Deeds of Trust, satisfactory evidence of which unpaid balances must be submitted to Trustee prior to such sale.. The Trustee may rely on any statements received from Beneficiary in this regard ans such statements shall be deemed binding and conclusive as between Beneficiary and Trustor on the one hand and the Trustee on the other hand, to the extent of such reliance.

The undersigned Trustor request that a copy of any Notice of Default and any Notice of Sale hereunder and under any underlying Deed of Trust be mailed to him or her at the address set forth above.
Should beneficiary incur any penalties, charges, or other expenses under the "Underlying Notes" as a result of any delinquency or default of Trustor the amount of such penalties, charges, and expenses shall be immediately added to the principal amount of the Note secured by this Deed of Trust, and become immediately payable to Beneficiary.

4) Provided Trustor is not in default under the terms of the Note secured by the within Deed of Trust, Beneficiary shall pay all installments of principal and interest under the "Underlying Notes"when said Notes become due and payable.

5) Any reduction in the unpaid principal amount of the "underlying Notes by proceeds of a casualty insurance award for destruction of improvements, to or condemnation award or settlement in lieu thereof, shall reduce in equivalent the unpaid principal balance of the Note secured hereby and be applied to the last sums due under said Note.

6) At such times as the Note secured hereby becomes all due and payable the amount of principal and interest then payable to Beneficiary thereunder shall be reduced by then unpaid balance of principal and interest due on the Underlying Note(s)

7) Termination of Beneficiary's obligations: The obligation of Beneficiary hereunder shall terminate upon the earliest of (1) foreclosure of the lien of this All-Inclusive Deed of Trust, or (2) cancellation of the note secured hereby and reconveyance of this All-Inclusive Deed of Trust.

If at any time the unpaid balance of the Note secured hereby, accrued interest thereon, and all other sums due pursuant to the terms thereof and all sums advanced by Beneficiary pursuant to the terms of this All Inclusive Deed of Trust, is equal to or less than the unpaid principal balance of the Underlaying Note(s) and accrued interest thereon, the Note secured hereby at the request of Trustor, shall be canceled and said property shall be reconveyed from the lien of this All Inclusive Deed of Trust. Five years after issuance of a reconveyance hereunder, Trustee may destroy said Note and this All Inclusive Deed of Trust.

TO PROTECT THE SECURITY OF THIS DEED OF TRUST TRUSTOR AGREES: To perform the obligations secured by such prior Deeds of Trust other than the payments to be made by Beneficiary as set forth in the Note secured by this All Inclusive Deed of Trust. As between parties hereto and their successors and assigns no assumption or guarantee executed by Trustor(s) for the benefit of the holders of the underlying Notes shall be deemed to affect this obligation of Beneficiary.

Initials V.A. PD

ASSESSOR PARCEL NO. 5514-008-002

Trustor covenants the Trustor is a lawfully seized of the estate hereby conveyed and has the right to grant, convey and assign the Property (and, if this Instrument is on a leasehold, that the ground lease is in full force and effect without modification except as noted above and without default on the part of either lessor or lessee thereunder), that the Property is unencumbered, and that Trustor will warrant and defend generally the title to the Property against all claims and demands, subject to any easements and restrictions listed in a schedule of exceptions to coverage in any title insurance policy insuring Lender's interest in the Property

IN WITNESS WHEREOF, Trustor has executed this Instrument or has caused the same to be executed by its representatives there unto duly authorized.

TRUSTOR:

EMVELCO RE CORP, A Nevada Corporation

BY: DARREN C. DUNCKEL
Its: CEO, President and Director

BENEFICIARY:

EMVELCO CORP., A Delaware Corporation

By: YOSSI ATTIA
Its: Chief Executive Officer and Director & Principal Financial Officer

STATE OF CALIFORNIA }
COUNTY OF LOS ANGELES }ss

On July 5, 2007 before me, MOSHE JACOB SCHNAPP, a Notary Public, personally appeared YOSSI ATTIA, [ ] personally known to me -OR- [X] proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and by his/her/their signature(s) on the instrument the person(s), or entity upon behalf of which the person(s) acted, executed the instrument.

WITNESS my hand and official seal.

Signature of Notary

MOSHE JACOB SCHNAPP
Comm. # 1505643
NOTARY PUBLIC-CALIFORNIA
Los Angeles County
My Comm. Expires August 1, 2008

ASSESSOR PARCEL NO. 5514-008-002

STATE OF CALIFORNIA }
COUNTY OF LOS ANGELES }ss.

On July 5 2007 before me, Moshe Jacob Schnapp, a Notary Public, personally appeared **DARREN C .DUNCKEL**, [ ] personally known to me -OR- [X] proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and by his/her/their signature(s) on the instrument the person(s), or entity upon behalf of which the person(s) acted, executed the instrument.

WITNESS my hand and official seal.

Signature of Notary

MOSHE JACOB SCHNAPP
Comm. # 1505643
NOTARY PUBLIC-CALIFORNIA
Los Angeles County
My Comm. Expires August 3, 2008